EX-99.h.6
FIRST AMENDMENT TO THE ACADEMY FUNDS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of this 23rd day of December, 2009, to the Transfer Agent Servicing Agreement, dated as of December 31, 2007 (the “Agreement”), is entered into by and between Academy Funds Trust, a Delaware statutory trust (the “Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to apply to the funds and fees; and

WHEREAS, Section 12 of the Transfer Agent Servicing Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the Trust and USBFS agree as follows:

Exhibits A and C of the Agreement are hereby superseded and replaced with Exhibits A and C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ACADEMY FUNDS TRUST                                                      U.S. BANCORP FUND SERVICES, LLC

By: /s/Michael Gries                                                                                     By: /s/ Michael R. McVoy

Name: Michael Gries                                                                                     Name:  Michael R. McVoy

Title: Vice President                                                                                     Title: Executive Vice President

Exhibit A
to the
Transfer Agent Servicing Agreement – Academy Funds Trust

Separate Series of Academy Funds Trust

Name of Series
Academy Select Opportunities Fund

Exhibit C to the Transfer Agent Servicing Agreement – Academy Funds Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE – 1/1/2010 to 12/31/2011

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Securities Lending Services
• Distribution Services
• Daily Resource to Fund CCO, Fund Board, Advisor
• Provide USBFS/USB Critical Procedures & Compliance Controls
• Daily and Periodic Reporting
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line CCO Education & Training
• Due Diligence Review of USBFS Service Facilities
• Quarterly USBFS Certification
• Board Meeting Presentation and Board Support
• Testing, Documentation, Reporting

Annual Fee Schedule*
• $1,200 per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.